Results of November 11,
2004 shareholder meeting
(Unaudited)

A special meeting of
shareholders of the fund
was held on November 11,
2004.

At the meeting, each of
the nominees for Trustees
was elected, as follows:


	   Votes		Votes
		For		Withheld
Jameson A. Baxter		505,060,183		4,459,757
Charles B. Curtis		505,249,313		4,270,627
Myra R. Drucker			505,192,310		4,327,630
Charles E. Haldeman, Jr.	504,964,071		4,555,869
John A. Hill			505,055,590		4,464,350
Ronald J. Jackson		505,171,436		4,348,504
Paul L. Joskow			505,231,244		4,288,696
Elizabeth T. Kennan		505,209,127		4,310,813
John H. Mullin, III		505,230,938		4,289,002
Robert E. Patterson		505,227,590		4,292,350
George Putnam, III		505,010,005		4,509,935
A.J.C. Smith *			505,141,029		4,378,911
W. Thomas Stephens		505,218,798		4,301,142
Richard B. Worley		505,166,105		4,353,835


A proposal to amend the
funds fundamental
investment restriction
with respect to borrowing
to allow the fund the
investment flexibility
permitted by the
Investment Company Act was
approved as follows:


              Votes                 Votes
	        For               Against   	     Abstentions
	445,526,201		6,930,311	     57,063,428


A proposal to amend the
funds fundamental
investment restriction
with respect to making
loans to enhance the funds
ability to participate in
an interfund borrowing and
lending program was
approved as follows:

  	 	Votes		Votes
                For		Against		Abstentions
		445,650,341	6,819,020	57,050,579

A proposal to amend the
funds fundamental
investment restriction
with respect to
diversification of
investments to enhance the
funds ability to invest in
registered investment
companies such as Putnam
Prime Money Market Fund
was approved as follows:

  		 Votes    Votes
               For	 Against	 	Abstentions
	448,650,465	4,328,498		56,540,977

A motion with respect to a
proposal to approve an
amendment to the funds
Agreement and Declaration
of Trust was not brought
before the meeting and
accordingly no vote was
taken with respect to the
proposal.


* Mr. Smith resigned from
the Board of Trustees on
January 14, 2005.

All tabulations are
rounded to the nearest
whole number.